PAGE 1


                          CSX TRANSPORTATION, INC.
                              INDEX TO EXHIBITS


Description                                                    Value
-----------                                                    -----

Articles of Incorporation                                     EX-3.1

Bylaws                                                        EX-3.2

Financial Data Schedule                                       EX-27










































                                    - 1 -